The following agreement was executed as of February 20, 1996, by the Registrant and by each of the following executive officers of the Registrant: Robert S. Jepson, Jr.; Curtis G. Anderson; Vernon J. Nagel; and Richard A. Walker. The terms of each such definitive agreement are otherwise identical to the form set forth below.

                                 [FORM OF]
                        CHANGE IN CONTROL AGREEMENT

     THIS AGREEMENT between Kuhlman Corporation, a Delaware corporation (the "Company"), and (the "Employee") is dated as of February 20, 1996 (the "Effective Date").

                           W I T N E S S E T H:

     WHEREAS, the Company considers it to be in the best interests of its stockholders to encourage the continued employment of key employees of the Company in that the continuity of competent management is essential to protecting and enhancing the best interests of the Company and its stockholders; and

     WHEREAS, the Employee is a key employee of the Company having served in an executive capacity at the Company thereby acquiring an intimate knowledge of the business and affairs of the Company and having clearly demonstrated the ability to perform valuable services for the Company; and

     WHEREAS, the Company believes that the possibility of the occurrence of a Change in Control of the Company (as that phrase is defined in Section 2) may result in the termination of the Employee's employment by the Company or in the distraction of the Employee from the performance of his duties to the Company, in either case to the detriment of the Company and its stockholders; and

     WHEREAS, the Company recognizes that the Employee could suffer adverse financial and professional consequences if a Change in Control of the Company were to occur; and

     WHEREAS, the Company wishes to enter into this Agreement to protect the Employee if a Change in Control of the Company occurs, thereby encouraging the Employee to remain in the employ of the Company and not be distracted from the performance of his duties to the Company;

     NOW, THEREFORE, the parties agree as follows:

     Section 1.  Other Employment Arrangements.  Except as provided in
Section 10, this Agreement does not affect the Employee's existing or future employment arrangements with the Company. The Employee's employment by the Company shall continue to be at the will of the Company. If a Change in Control of the Company shall occur before the expiration of the term of this Agreement, then, whether or not the Employee's employment by the Company shall at any time be terminated, the Employee shall be entitled to receive the benefits provided for in this Agreement. This Agreement



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therefore modifies the current executive Severance Policy of the Company in the context of a Change in Control of the Company.

     Section 2. Change in Control of the Company. A "Change in Control of the Company" shall have occurred if, after the Effective Date, (i) any person (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than the Company or an Affiliate shall become the beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20 percent or more of the outstanding Voting Stock (such person's beneficial ownership to be determined, in the case of rights to acquire Voting Stock, pursuant to paragraph (d) of Rule 13d-3 under the Exchange Act) or (ii) the stockholders of the Company shall approve (w) a merger or consolidation of the Company with or into any person other than an Affiliate, (x) any sale, lease, exchange or other transfer of all or substantially all the assets of the Company to any person other than an Affiliate or (y) the dissolution of the Company.

     Section 3. Term of this Agreement. The term of this Agreement shall begin on the Effective Date and, unless extended pursuant to the second sentence of this Section or terminated pursuant to the third sentence of this Section, shall expire at the end of the three-year period beginning on the Effective Date (the "Expiration Date"). If the Company shall not have given written notice to the Employee at least 45 days before the Expiration Date that the term of this Agreement will expire on the Expiration Date, then the term of this Agreement shall be extended automatically for successive one-year periods (the first such period to begin on the day immediately following the Expiration Date) unless and until the Company shall give written notice to the Employee at least 45 days before the end of any one-year period for which the term of this Agreement shall have been extended that such term will expire at the end of such one-year period, whereupon the term of this Agreement shall expire at the end of such one-year period. This Agreement shall in any event expire upon the termination by the Employee or the Company of the Employee's employment by the Company, unless there has been a Change in Control of the Company.

     Section 4. Benefits Payable on Change in Control. If a Change in Control of the Company shall occur before the expiration of the term of this Agreement, then the Employee shall be entitled to the following benefits:

          (i) the Company shall pay to the Employee, as a lump sum, an amount equal to the sum of:

               (A) three times the amount of the Employee's annual base salary as in effect on the date of occurrence of the Change in Control of the Company (the "Change in Control Date"), plus

               (B) three times the amount of the largest annual cash bonus paid or payable by the Company to the Employee for services rendered during any one of the three most recent fiscal years of the Company, regardless of when such bonus may have been paid or payable, plus

               (C) the amount, if positive, equal to the aggregate spread between the exercise prices of all outstanding unexercised options to purchase shares of the Company's capital stock ("Shares") and other rights whose value derives from the value of Shares (including, without limitation, "cash-only" stock appreciation rights), which options or rights had been issued by the Company and are held by the Employee on the Change in Control Date, whether or not enough time had elapsed from the date of grant of such options or rights so as to make them fully exercisable or vested on the Change in Control Date, and the higher of

                    (1) the closing price of the Shares as reported on the New York Stock Exchange or in the over-the-counter market, as the case may be, on the Change in Control Date, or

                    (2) the highest price per Share actually paid in connection with the Change in Control of the Company, plus

               (D) an additional amount equal to the aggregate of any and all federal, state and local income tax and excise tax liabilities of the Employee resulting from the payments due pursuant to clauses
          (A), (B), (C) and (D) hereof; and

          (ii) the Company (at its sole expense) shall take the following actions:

               (A) throughout the three-year period immediately following the Change in Control Date (the "Relevant Period"), the Company shall maintain in effect, and not materially reduce the benefits provided by, each of the Benefit Plans; and

               (B) the Company shall arrange for the Employee's uninterrupted participation throughout the Relevant Period in each of the Benefit Plans, provided that, if the Employee's participation in any Benefit Plan is not permitted by its terms, then, throughout the Relevant Period, the Company (at its sole expense) shall provide the Employee with substantially the same benefits as were provided to the Employee pursuant to such Benefit Plan on the Change in Control Date.

Each payment required to be made to the Employee pursuant to the foregoing provisions of this Section shall be made by check drawn on an account of the Company at a bank located in the United States of America and shall be paid not more than 10 days after the Change in Control Date. Upon payment in full to the Employee of all amounts due under subsection (i) of this Section, all of the options and other rights referred to in clause (C) of such subsection as to which payment has been made shall be automatically cancelled.

     Section 5. Notices. Notices required or permitted to be given by either party pursuant to this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the other party or when deposited with the United States Postal Service as registered mail with postage prepaid and addressed:

          (i) if to the Employee, at the Employee's address last shown on the Company's records, and

          (ii) if to the Company, at 3 Skidaway Village Square, Savannah, Georgia 31411, directed to the attention of the Chief Executive Officer;

or, in either case, to such other address as the party to whom or to which such notice is to be given shall have specified by notice given to the other party.

     Section 6. Withholding Taxes. The Company may withhold from all payments to be paid to the Employee pursuant to this Agreement all taxes that, by applicable federal, state or local law, the Company is required to so withhold.

     Section 7. Expenses of Enforcement. Upon demand by the Employee made to the Company, the Company shall reimburse the Employee for all reasonable expenses (including legal fees and expenses) incurred by the Employee in enforcing or seeking to enforce the payment of any amount or other benefit to which the Employee shall become entitled pursuant to this Agreement.

     Section 8. Employment by Subsidiaries. If, at the Effective Date, the Employee is an employee of a subsidiary of the Company, then references in this Agreement to the Employee's employment by the Company shall be understood as references to the Employee's employment by the subsidiary.

     Section 9. No Obligation to Mitigate. The Employee shall not be required to mitigate the amount of any payment or other benefit required to be paid to the Employee pursuant to this Agreement, whether by seeking other employment or otherwise, nor shall the amount of any such payment or other benefit be reduced on account of any compensation earned by the Employee as a result of employment by another person.

     Section 10. Confidential Information. From the Effective Date until the expiration of the term of this Agreement, the Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, that shall have been obtained by the Employee during the Employee's employment by the Company or any of its affiliated companies and that shall not have become public knowledge (other than as a result of acts by the Employee in violation of this Section). The Company shall not withhold or reduce any amount or other benefit payable to the Employee pursuant to the terms of this Agreement, or otherwise, on the ground that the Employee has breached or threatened to breach the foregoing provisions of this Section; the sole remedy of the Company for a breach or anticipated breach of such provisions shall be injunctive relief.

     Section 11.  Amendment and Waiver.  The Company, acting through the
Board of Directors, may amend or waive any or all of the Company's obligations set forth in Section 4 at any time prior to the occurrence of a Change in Control of the Company. Otherwise, no provision of this Agreement may be amended or waived other than by written instrument signed by both parties. No waiver by either party of any breach of this Agreement shall be considered a waiver of any other or subsequent breach.

     Section 12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia.

     Section 13. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     Section 14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute the same instrument.

     Section 15. Assignment. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representative. The
Company may not assign any of its obligations under this Agreement unless such assignment is to a person with or into which the Company shall have been merged or consolidated or to which the Company shall have transferred its assets as an entirety or substantially as an entirety.

     Section 16.  Interpretation.

     (a) In the event of the enactment of any successor provision to any statute or rule cited in this Agreement, references in this Agreement to such statute or rule shall be to such successor provision. The headings of Sections of this Agreement shall not control the meaning or interpretation of this Agreement. References in this Agreement to any Section are to the corresponding Section of this Agreement unless the context otherwise indicates.

     (b) As used in this Agreement, the following terms have the meanings indicated:

          (i) "Affiliate" means any person who is, at the date hereof, controlling or controlled by, or under common control with, the Company.

          (ii) "Benefit Plans" means all of the Company's employee benefit plans, including life insurance and medical, dental, health, accident and disability plans, in which the Employee was a participant on the Change in Control Date.

          (iii) "Board of Directors" means the Board of Directors of the Company or any duly authorized committee thereof.

          (iv) "Company" has the meaning assigned to such term in the recitals to this Agreement and shall include any person with or into which such person shall have been merged or consolidated or to which such person shall have transferred its assets as an entirety or substantially as an entirety.

          (v) The term "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited partnership, limited liability company, trust, unincorporated organization, government or agency or political subdivision of any government. When the context of this Agreement so indicates, such term also has the meaning assigned to it in Section 13(d) of the Exchange Act.

          (vi) The term "this Agreement" means this Change of Control Agreement as it may be amended from time to time in accordance with
     Section 11.

          (vii) "Voting Stock" means shares of capital stock of the Company the holders of which are entitled to vote for the election of directors of the Company, but excluding shares entitled to vote only upon the occurrence of a contingency unless that contingency shall have occurred.

     IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the Effective Date.

KUHLMAN CORPORATION                Approved:


By:                                By:
   ----------------------------       ---------------------------

                                      Robert D. Kilpatrick
                                      Chairman, Compensation Committee of
                                      the Board of Directors

THE EMPLOYEE:


                         (L.S.)
--------------------------
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